                                                                     EXHIBIT 9.1


                            STOCKHOLDERS' AGREEMENT
                            -----------------------


     This Stockholders' Agreement (this "Agreement") is entered into as of
                                         ---------
December __, 1999 (the "Effective Date"), by and among Infonet Services Corporation, a Delaware corporation ("INFONET"), each of the stockholders listed
                                      -------
on the signature pages hereto, and each other entity which subsequent to the date hereof becomes a holder of Class A Stock of INFONET and a party to this Agreement (each stockholder and each entity which subsequent to the date hereof becomes a holder of Class A Stock of INFONET are individually referred to as a "Class A Stockholder" and collectively referred to as the "Class A
 -------------------                                       -------
Stockholders").
------------

                                 RECITALS
                                 --------

     WHEREAS, the Stockholders own all of the outstanding Class A Stock of INFONET;

     WHEREAS, it is intended that the Class A Stockholders will, directly or through their affiliates, be distributors or sales agents of INFONET's services;

     WHEREAS, it is intended that the Class A Stockholders will utilize, on a non-exclusive basis, the INFONET data communications network in providing end-to-end supported international data communications services to their respective customers;

     WHEREAS, it is desirable to set forth certain understandings among the parties with respect to their relative rights and obligations in connection with the management of INFONET and the purchase and sale of shares of its Class A stock; and

     WHEREAS, the parties hereto intend that their activities as stockholders of INFONET shall constitute commercial activities carried on in the United States.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, the parties agree as follows:

     1.  Directors.  During the term of this Agreement, each of the Class A
         ---------
Stockholders shall vote all of the Class A Stock of INFONET held by it, and take any and all other actions necessary, to ensure that the Board of Directors of INFONET (the "Board of Directors") shall consist of a number of directors equal
              ------------------
to the number of Class A Stockholders that hold at least 14,950,000 shares of Class A Stock (appropriately adjusted for stock splits, consolidations and similar changes in capital structure each, a "Recapitalization") plus three, but in no event more than twelve. During the term of this Agreement, at any election of directors (other than an election to fill a vacancy on the Board of Directors due to removal or otherwise) each of the Class A Stockholders shall vote all of the Class A Stock of INFONET held by it for the election of a slate of directors which shall consist of the President of INFONET and one person designated by each Class A Stockholder that holds at least 14,950,000 shares of Class A Stock of INFONET (appropriately adjusted for any Recapitalization). The maximum number of

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directors which may be designated by such Class A Stockholders (that is, the directors other than the director which is the President of INFONET and other than the two directors to be elected by the holders of Class B Stock) shall be nine, with the right to designate such directors allocated to Class A Stockholders on the basis of when each such Class A Stockholder first acquires the requisite number of shares of Class A Stock of INFONET, unless otherwise agreed in writing by all of the Class A Stockholders. For purposes of determining the number of shares of Class A Stock of INFONET owned or held by any Class A Stockholder, the holdings of all entities which are under "common control" shall be aggregated and all such entities shall constitute a single Class A Stockholder for purposes of this Agreement. For purposes of this Agreement, one entity shall be under "common control" with another entity if either entity owns, directly or indirectly, 90% of the capital stock (or other equivalent interests) of the other entity or if 90% of the capital stock (or other equivalent interests) of each such entity is owned, directly or indirectly, by a third entity.

     Upon written request by any Class A Stockholder, each of the Class A Stockholders shall vote all of the Class A Stock of INFONET held by it in favor of the removal from the Board of Directors of any person or persons designated to the Board of Directors by the party making such request, and shall cause all persons designated by it as directors to elect to the unexpired term of each director so removed another person designated by the party making such request as the replacement for the director so removed. No Class A Stockholder shall vote any of the Class A Stock of INFONET held by it for the removal of any director not designated by it unless so requested by the person designating such director. Vacancies on the Board of Directors which occur other than by removal shall be filled in a manner consistent with that set forth in the first sentence of this paragraph.

     2.  Marketing and Support.  Except as otherwise agreed by Infonet in its
         ---------------------
sole discretion, each Class A Stockholder shall establish, within six months of the date upon which it becomes a Class A Stockholder, a local organization suitable in structure and staffing (based upon the area and customer base to be served) for the marketing and support of INFONET data communication services in its respective home country. Each such marketing and support organization shall, to the extent necessary to accomplish the objectives of this Section 2, contract
                                                             ---------
directly with INFONET. Thereafter, each Class A Stockholder will utilize INFONET on a non-exclusive basis in order to support, on an end-to-end basis, users of its data communications services and will further utilize INFONET on a non-exclusive basis in providing end-to-end supported international data communications services to its customers.

     3.  Right of First Refusal.
         ----------------------

         (a) Any sale, pledge, transfer or assignment or conversion of any of the outstanding Class A Stock of INFONET (including, without limitation, any proposed conversion into Class B Stock of Infonet pursuant to the registration provisions of Section 4 of this Agreement or otherwise) (each, a "Transfer") shall be subject to a right of first refusal of all then existing Class A Stockholders in accordance with the terms of, and subject to the exceptions set forth in, this Section 3. In the event any Class A Stockholder proposes to
                     ---------
  Transfer any of its Class A Stock of INFONET, any Class A Stock of INFONET held by entities under "common control" or any interest therein to any entity

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  not under "common control" with the transferring holder, such transferring holder shall give advance written notice of such intention to all other Class A Stockholders (such notice, a "Transfer Notice"). Each Transfer Notice in respect of a proposed sale for cash shall set out, in detail all material terms of the proposed transaction including, without limitation, the identity of the proposed transferee, the proposed purchase price and the payment terms.

     Any Transfer Notice in respect of a proposed Transfer other than a sale for cash shall set forth: (a) the terms of the proposed Transfer (solely for reference by the Class A Stockholders); and (b) the terms of an offer to sell the Class A Stockholders for cash the Class A Stock proposed to be transferred in the Transfer Notice (such offer, the "Equivalent Offer"). The per share purchase price for any Equivalent Offer shall be equal to: (a) the average of the per share closing prices of INFONET's listed Class B Stock on the New York Stock Exchange (or on the Nasdaq National Market, if appropriate) for each day in the 20 day trading period ending the day prior to the date the Transfer Notice is delivered; or (b) if INFONET's Class B Stock is not listed on the New York Stock Exchange or on the Nasdaq National Market for the 20 trading day period prior to delivery of the Transfer Notice, a price to be negotiated in good faith by the proposed transferor and the Class A Stockholders. In the event any Holder intends to offer any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible or exchangeable into, or exercisable for, Stock (as defined in Section 4) such Holder shall deliver a Transfer Notice including an Equivalent Offer.

     Each Transfer Notice shall constitute an irrevocable offer by the proposed transferor to sell to each Class A Stockholder the shares of Class A Stock proposed to be transferred on the terms of such proposed Transfer or, if applicable, on the terms of the Equivalent Offer. The ability of the Class A Stockholders to accept the offer set forth in any Transfer Notice shall expire thirty (30) days after the date of delivery of such Transfer Notice, provided that, in the case of a proposed conversion of Class A Stock into Class B Stock in connection with the exercise of any Class A Stockholder's registration rights as set forth in Section 4 or a proposed unilateral conversion of Class A Stock into Class B Stock with or without a subsequent sale, the thirty-day period shall be ten days. Any stockholder purchasing shares pursuant to its exercise of a right of first refusal shall receive shares of Class A Stock.

     The Class A Stockholders shall have the right to purchase all, but not less than all, of the Class A Stock subject to the Transfer on the terms set forth in the Transfer Notice. Each Class A Stockholder may exercise such right by giving notice to the Seller, within thirty (30) days after the date of receipt of the Transfer Notice (or ten days in the case of a proposed conversion of Class A Stock into Class B Stock as described in the preceding paragraph), of:
  (a) its intention to purchase all of the shares of Class A Stock offered for sale in the Transfer Notice; and (b) the number of shares of Class A Stock that such Class A Stockholder is electing to purchase on the terms set forth in the Transfer Notice (the "Response Notice"). The Response Notice shall constitute an irrevocable commitment by the Class A Stockholder to purchase from the

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  proposed transferor on the terms set forth in the Transfer Notice the number of shares of Class A Stock specified in the Transfer Notice.

     In the event more than one other Class A Stockholder indicates by a Response Notice to the transferring holder its acceptance of the offer to sell the shares of Class A Stock described in and on the terms of the Transfer Notice, each such other Class A Stockholder shall purchase, unless otherwise agreed between or among them, the portions of Class A Stock of INFONET to be transferred in the same relative amounts as their existing holdings of Class A Stock bear to each other. If no Class A Stockholder indicates by a Response Notice its intention to exercise the right of first refusal provided herein prior to the expiration of the offer set forth in the Transfer Notice as set forth above or if the other Class A Stockholders waive their right of first refusal hereunder prior to the expiration of such period, the transferring Class A Stockholder shall be free to transfer its Class A Stock of INFONET to the proposed transferee identified in the Transfer Notice or to convert its Class A Shares, in each case in the amounts and on the terms specified in such notice; provided, however, that in the case of any Transfer (i) such proposed
          --------  -------
  transferee shall first be approved in writing by the holders of not less than two-thirds of the outstanding shares of Class A Stock (including the transferring Class A Stockholder), which approval shall not be unreasonably withheld, and (ii) such Transfer shall be made within the next sixty days and on the same terms as described in the Transfer Notice. For the avoidance of doubt, (i) no Transfer of Class B Stock shall give rise to a right of first refusal, (ii) no approval by the Class A Stockholders shall be required for Transfers of Class B Stock and (iii) the right of first refusal set forth in this Section 3 shall apply only to the number of shares of Class A Stock which such transferring holder or entities under "common control" with it propose to Transfer from time to time as accurately set forth in the written notice of intention referred to above. An appropriate legend shall be placed on the Class A Stock share certificates informing transferees of all of these restrictions on transfer and no purported transfer in violation of this
  Section 3 shall be valid or recorded on the books of INFONET.
  ---------

     Notwithstanding anything herein to the contrary, the provisions of this
  Section 3 shall not apply to any actual conversion of Class A Stock into Class B Stock following a notice of proposed conversion of such Class A Stock pursuant to the terms of this Agreement.

     (b)  For purposes of this Section 3, "Transfer" shall also include and
                               ---------
  apply to a Change of Control of any Class A Stockholder. "Change of Control" shall mean (i) the sale of 50% or more of the then-outstanding common stock of such Class A Stockholder to another corporation or entity, or a sale of substantially all of the assets of such Class A Stockholder or any reorganization, merger or consolidation of such Class A Stockholder with one or more corporations, whether or not such Class A Stockholder is the surviving corporation, if the shareholders of the Class A Stockholder immediately prior to such sale or transaction do not own immediately after such sale or transaction at least 50% of the Class A Stockholder's or surviving entity's common stock, or (ii) where voting rights over more than 25% of a Class A Stockholder's Class A Stock are acquired by another corporation or person by contract (other than pursuant hereto) or by operation

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

  of law. Any Class A Stockholder which has undergone or is undergoing a Change of Control shall deliver written notice of such Change of Control to INFONET and each other Class A Stockholder as soon as practicable, but in no event later than 30 days next following the effective date of such Change of Control. Such notice shall give rise to the right of each other Class A Stockholder to purchase the Class A Stock of INFONET held by the Class A Stockholder giving such notice in accordance with the provisions of Section 3(a) (which provisions shall as nearly as may be possible apply to any Class A Stockholder's exercise of its right to purchase the capital stock of INFONET). In such case, the per share purchase price shall be equal to the average of the per share closing prices of INFONET's listed Class B securities on the New York Stock Exchange for the 20-trading-day period ending the day prior to the effective date of such Change of Control. If INFONET's Class B Stock is not listed on the New York Stock Exchange at such time, then the per share purchase price shall be negotiated by the parties in good faith. For purposes of this Section 3(b), a "Change of Control" shall not be deemed to have
          ------------
  occurred solely due to the sale by a controlling shareholder ("original controlling shareholder") of some or all of the equity securities in a Class A Stockholder, whether in one or more installments or at one time or over successive periods of time, by way of a broadly distributed offer or offers to the public and where the Class A Stockholder becomes or remains a publicly-listed company on a recognized stock exchange with its own board which is independent or has a majority of directors appointed by the original controlling shareholder.

     4.  Registration Rights.  The parties hereto shall have the following
         -------------------
rights with respect to the registration of Class B Stock:

         (a)  Piggyback Registrations.  If INFONET at any time proposes to file
              -----------------------
  a registration statement under the United States Securities Act of 1933, as amended (the "Securities Act"), with respect to any of its capital stock,
                --------------
  whether or not for sale for its own account, on a form and in a manner which would permit registration of Class B Stock held by any Class A Stockholder, including, without limitation, Class B Stock which any Class A Stockholder may obtain by converting its Class A Stock as permitted by INFONET's restated certificate of incorporation (such shares of capital stock are herein referred to as the "Stock" and each of the Class A Stockholders are referred to as a
             -----
  "Holder" and collectively the "Holders") for sale to the public under the
   ------                        -------
  Securities Act, INFONET shall give written notice of the proposed registration to each Holder not later than 30 days prior to the filing of any such registration statement, it being understood that notice to the other Holders of the exercise of any demand registration right pursuant to Section 4(b) will constitute notice hereunder. Each Holder shall have the right to request that all or any part of its Stock be included in such registration statement by giving written notice to INFONET within 20 days after the giving of notice by INFONET (any Holder giving INFONET such notice requesting that shares of Stock owned by it be included in such proposed registration is hereinafter referred to as a "Piggybacking Holder"); provided, however, that (i) if the
           -------------------    --------  -------
  registration statement relates to an underwritten primary offering on behalf of INFONET and the prospective underwriters of such offering determine in good faith that the aggregate number of shares of capital stock of INFONET which all Piggybacking Holders and INFONET propose to include in such registration

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

  statement exceeds the number of shares of capital stock of INFONET that should be included therein, INFONET will include in such registration, first, the capital stock which INFONET proposes to sell and, second, the Stock of such Piggybacking Holders, pro rata among all such Piggybacking Holders, on the basis of the relative amounts of Stock owned by all Piggybacking Holders (it being agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation in such registration of all Piggybacking Holders), and (ii) if the registration statement relates to an underwritten secondary offering on behalf of any other holder of capital stock of INFONET and the prospective underwriters determine in good faith that the aggregate amount of securities which all Piggybacking Holders and all such other holders propose to include in such registration exceeds the maximum amount of securities that should be included therein, INFONET will include in such registration the shares of Stock to be sold for the account of such other holders demanding registration and the shares of Stock of such Piggybacking Holders, pro rata among all such holders and Piggybacking Holders, on the basis of the relative amount of capital stock owned by all such holders and Piggybacking Holders. Shares of Stock proposed to be registered and sold pursuant to an underwritten offering for the account of any Piggybacking Holder pursuant to this Section 4(a) shall be sold to prospective underwriters selected or approved by INFONET and on the terms and subject to the conditions of one or more underwriting agreements negotiated among INFONET, the Piggybacking Holders and the prospective underwriters. INFONET may withdraw any registration statement at any time before it becomes effective, or postpone the offering of securities, without obligation or liability to any Holder, provided that it shall give written notice of any such determination to the Piggybacking Holders. Any such withdrawal or postponing shall be without prejudice to the rights of the Holders immediately to request that such registration be effected as a registration under Section 4(b) to the extent permitted thereunder.

  No registration of securities effected under this Section 4(a) shall relieve INFONET of its obligation to effect a registration of securities pursuant to
  Section 4(b).

     (b)  Demand Registration.  Subject to the limitations set forth in this
          -------------------
  Section 4(b), each Class A Stockholder (including all entities under "common control," an "Initiating Holder" and together with the Piggyback Holders, a "Registering Holder") shall have the right, which shall be exercisable twice, subject to the last sentence of this paragraph, to cause INFONET to use its commercially reasonable efforts to file and cause to be declared effective as soon as practicable a registration statement on any appropriate form under the Securities Act for the Stock which form shall be available for the sale or distribution referred to in such notice in accordance with the intended method or methods of distribution thereof. INFONET shall use its commercially reasonable efforts to (i) file such registration statement as soon as practicable after the receipt of such request and in any event within 35 days, which time period may be extended for up to 60 days at the option of INFONET, but not more than once in any 12 month period, if INFONET's management determines based upon the advice of counsel that it would be advisable to disclose in the registration statement a financing, acquisition or other corporate transaction or event, and a majority of the members of the Board of Directors other than the directors appointed by the Initiating Holders shall have determined in good faith that

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

     such disclosure would not be in the best interests of INFONET and its stockholders and (ii) use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable thereafter. As promptly as practicable after receiving such request and in any event no later than 5 days thereafter, INFONET shall give written notice thereof to all Holders other than the Initiating Holder and each such other Holder shall, by notice to INFONET given within 20 days after the giving of notice by INFONET, be entitled to have any Stock which it then proposes to sell or distribute included under such registration statement as if it were an Initiating Holder. The Initiating Holder shall have the right to cause INFONET to file additional registration statements at any time (if otherwise permitted hereunder) with respect to Stock owned by such Initiating Holder in the event (i) the first (or any subsequent) registration statement filed at the request of such Initiating Holder is not declared effective by the Securities and Exchange Commission (the "Commission") within 60 days of its initial filing therewith and such registration statement is withdrawn after such 60th day, or (ii) all Stock owned by such Initiating Holder which it requests be included in such registration statement is not included due to the restrictions set forth in this Section 4, (iii) any stop order, injunction or other order or requirement of the Commission or other governmental agency or court prevents the complete distribution of the Stock of the Initiating Holder included in such registration statement in accordance with the plan of distribution set forth therein, or (iv) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by such Initiating Holder.

          INFONET shall not be obligated pursuant to this Section 4(b) to file and have declared effective (i) more than one registration statement during the period between the Effective Date and the first anniversary of the Effective Date, inclusive, (ii) more than two registration statements during any consecutive 12-month period after the first anniversary of the Effective Date and (iii) any registration statement which does not cover at least five percent (5%) of the total shares of capital stock outstanding as of the closing of INFONET's initial public offering.

          Shares of Stock proposed to be registered and sold pursuant to an underwritten offering for the account of the Initiating Holders pursuant to this Section 4 (b) shall be sold to prospective underwriters designated by the Initiating Holders and reasonably satisfactory to Infonet and any Piggybacking Holders and on the terms and subject to the conditions of one or more underwriting agreements negotiated among INFONET, the Registering Holders and the prospective underwriters.

          INFONET may include in any such registration statement other shares of capital stock of INFONET; provided, however, that (i) if such registration
                               --------  -------
     statement relates to an underwritten offering and the prospective underwriters of such offering determine in good faith that the aggregate number of shares of capital stock of INFONET which all Holders and INFONET propose to include in such registration statement exceeds the maximum number of shares of capital stock that should be included therein, INFONET will include in such registration, first, the Stock of the Initiating Holders participating in the offering pro rata among such Initiating Holders on the basis of the relative amount of Stock owned by all such Initiating Holders, second the Stock of any Piggybacking Holders participating in the offering pursuant to
     Section 4(a) pro rata among such Holders on the basis of the relative amount of Stock owned by all such Piggybacking Holders, and, third, the shares of capital stock which INFONET proposes to include in such registration statement, and (ii) if such offering is not underwritten, then no other shares of capital stock of INFONET shall be included in such registration statement unless the holders of a majority of the shares of Stock held by the Holders participating in the offering consent to the inclusion of such shares therein (which consent shall not be unreasonably withheld).

          INFONET shall not be required to effect a registration pursuant to this Section 4(b) (other than on Form S-3 or a similar short form, if then
          ------------
     permitted) until a period of 90 days has elapsed from the effective date of the most recent previous registration which was not effected on Form S-3 or similar short form, except in the case of a registration in which any Holders shall have been prevented from including in such previous registration more than 25% of the amount of Stock which such Holders requested to have included because of a reduction required hereunder, in which case such period shall be 45 days. The right of the Initiating Holders to request a registration of Stock pursuant to this Section 4(b)
                                                                 ------------
     shall not apply to any Holder to whom INFONET shall deliver an opinion of its counsel, which opinion shall be reasonably satisfactory to such Holder, that all of the Stock which such Holder proposes to sell may lawfully be sold or distributed publicly without registration within a period of 90 days commencing on the date which is 45 days after the date of such Holder's registration request.

          Each Registering Holder agrees that, upon receipt of any notice from INFONET of the happening of any event requiring the preparation of a supplement or amendment to a prospectus prepared pursuant to this Section 4 so that, as thereafter delivered to the purchasers of such Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, such Registering Holder will forthwith discontinue disposition of Stock pursuant to the registration statement covering such Stock until such Registering Holder's receipt of the copies of the supplemented or amended prospectus contemplated hereby. If so directed by INFONET, such Registering Holder will deliver to INFONET all copies, other than permanent file copies then in such Registering Holder's possession, of the most recent prospectus covering such Stock at the time of receipt of such notice. Each Registering Holder of Stock agrees that it will immediately notify INFONET at any time when a prospectus relating to the registration of such Stock is required to be delivered under the Securities Act of the happening of any event as a result of which information previously furnished by such Registering Holder to INFONET in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made. In the event INFONET shall give such notice, INFONET shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to this paragraph to the date when INFONET shall make available to the Registering Holders of Stock covered by such registration statement a prospectus supplement amended to conform with the requirements hereof.

          (c)  Holdback Agreements.  Notwithstanding any other provision of
               -------------------
     this Section 4, each Registering Holder agrees that it will not (and it
          ---------
     shall be a condition to the rights of each such Holder under this Section 4
                                                                       ---------
     that such Holder does not) offer for public sale any Stock for such period following the effective date of the registration statement as INFONET and the Registering Holders may agree with the underwriters in a written agreement in connection with an underwritten public offering, unless such Stock is covered by such registration statement or a separate effective registration statement.

          Notwithstanding any other provision of this Section 4, INFONET agrees
                                                      ---------
     that it will not and it will cause its affiliates (other than the Class A Holders) not to effect any public or private sale or distribution of its capital stock including a sale pursuant to Regulation D or Rule 144 or Rule 144A under the Securities Act during the ten days prior to and the 90 days after the effective date of any such registration statement (or the commencement of the public offering in the case of Rule 415 offerings) in connection with an underwritten offering, to the extent timely requested by the prospective underwriters (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form to such forms).

          (d)  Exchangeable Securities, etc.  In the event any Registering
               ----------------------------
     Holder offers any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible or exchangeable into or exercisable for any Stock, the Stock underlying such options, rights warrants or other securities shall continue to be eligible for registration pursuant to Sections 4(a) and 4(b) hereof; provided that, at any time during which INFONET is eligible to use a Form S-3 or a similar short form, if then permitted), INFONET shall file a shelf registration statement in respect of such Stock which it shall keep continuously effective, so as to permit, subject to such exceptions as are customary and reasonably agreed to by such Holders, the sale on a registered basis of the Class B Stock at the time the options, rights, warrants or other securities are converted into or exercised for Class B Stock.

          (e)  Expenses.  All Registration Expenses (as defined below) in
               --------
     connection with any registration under this Section 4 shall be borne by
                                                 ---------
     INFONET. Registration Expenses shall include all expenses, disbursements and fees incident to INFONET's performance of, or compliance with this Agreement, including, without limitation:

               (1) all expenses in connection with the preparation of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto;

               (2) all registration and filing fees (including with respect to filings required to be made with the National Association of Securities Dealers) and all fees and expenses incurred in connection with the listing of the Stock on each securities exchange on which similar securities issued by INFONET are then listed;

               (3) fees and expenses of compliance with securities or blue sky laws of or within the United States of American (including reasonable fees and disbursements of counsel for the underwriters or Registering Holders in connection with blue sky qualifications of the Stock and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or the Registering Holders may reasonably designate);

               (4) printing, messenger, telephone and delivery expenses, including the cost of mailing and delivery of copies of any documents mentioned in (i) above to the underwriters or dealers;

               (5) fees and disbursements of counsel for INFONET and reasonable fees and disbursements for one common counsel for the Registering Holders;

               (6) fees and disbursements of all independent certified public accountants of INFONET (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

               (7) fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professional relating to the distribution of the Stock) to the extent set forth in the underwriting agreement (into which underwriting agreement INFONET agrees to enter upon customary terms and conditions); and

               (8) out-of-pocket expenses incurred by INFONET's offering participants and INFONET's advisors in connection with any "road show".

     INFONET shall also pay all transfer taxes with respect to the Stock sold by each such Holder.

               (f)  Registration Procedures.  In connection with any
                    -----------------------
     registration of shares of Stock under the Securities Act pursuant to this Agreement, (i) any shares of Stock which are to be sold must be converted by the Holder thereof prior to such sale into shares of Class B Stock, and, notwithstanding anything else contained herein, no Holder shall have any right to have any Class A Stock registered, and (ii) INFONET will furnish each Holder whose Stock is registered thereunder and each prospective underwriter, if any, with a copy of the registration statement and all amendments thereto and will supply each such Holder and each such underwriter, if any, with copies of any prospectus included therein (including any preliminary prospectus and all amendments and supplements thereto) in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration. INFONET shall not, however, subject to Section 4(b) above, be required to maintain the registration statement and to supply copies of a prospectus for a period beyond 90 days after the effective date of such registration statement and, at the end of such period, INFONET may deregister any Stock covered by such registration statement not then sold or distributed.

               In connection with INFONET's registration obligations pursuant to this Section 4, INFONET will use its best efforts to effect such
          ---------
     registrations to permit the sale of such Stock in accordance with the intended method or methods of disposition thereof, and pursuant thereto INFONET will as expeditiously as possible:

                    (i) prepare and file with the Commission, as soon as practicable a registration statement or registration statements on any appropriate form under the Securities Act (a "Registration
                                                        ------------
          Statement"), which form shall be available for the sale of the Stock
          ---------
          in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective; provided that before filing a Registration
                               --------
          Statement or any prospectus related thereto (a "Prospectus") or any
                                                          ----------
          amendments or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, INFONET will furnish to the Holders of the Stock covered by such Registration Statement and the prospective underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and such underwriters. If the Holders of a majority in interest of the Stock covered by such Registration Statement shall reasonably object to any disclosure in any Registration Statement or any amendment thereto or any Prospectus or any supplement thereto (including documents incorporated by reference) which INFONET in good faith on the advice of counsel believes is necessary or appropriate to be included therein, and prior to the effectiveness of such Registration Statement advises INFONET that they choose not to participate in such offering, the Holders may choose not to participate in such offering. For the purposes of this paragraph (i) such Holders and such underwriters shall be deemed to
          -------------
          have no objections if INFONET has not received notice from any such Holder or underwriter within five business days after delivery of such documents to such Holders and underwriters. For the purposes of this paragraph (i), objections to information specifically required to be
          -------------
          included in the Registration Statement by the Commission or pursuant to statute or rules shall not be deemed to be reasonable;

               (ii) prepare and file with the Commission such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of all capital stock of INFONET covered by such Registration Statement by such legislation statement for 90 days (subject to Section 4(b) above), or until such earlier time as all of the Stock registered thereon has been sold; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act with respect to the disposition of all capital stock of INFONET covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                    (iii) notify the selling Holders and the prospective underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing, (1) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of INFONET contemplated by paragraph (xiv) below cease
                                                    ---------------
          to be true and correct, (5) of the receipt by INFONET of any notification with respect to the suspension of the qualification of any of the Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) of the existence of any fact which results in a Registration Statement, a Prospectus or Prospectus supplement or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                    (iv) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

                    (v) if requested by the prospective underwriters or a selling Holder, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the prospective underwriters or the holders of a majority of the Stock being sold by Holders agree should be included therein relating to the sale of such Stock, including without limitation, information with respect to the amount of Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Stock to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                    (vi) furnish to such selling Holder and each prospective underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                    (vii) deliver to such selling Holder and the prospective underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such persons may reasonably request; INFONET hereby consents to the use of the

          Prospectus or any amendment or supplement thereto by each of the selling Holders and the prospective underwriters, if any, in connection with the offering and sale of the Stock covered by such Prospectus or any amendment or supplement thereto;

                    (viii) prior to any public offering of Stock, register or qualify or cooperate with the selling Holders, the prospective underwriters, if any, and their respective counsel in connection with the registration or qualification of such Stock for offer and sale under the securities or "blue sky" laws or such jurisdictions within the United States as any Holder or prospective underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Stock covered by the Registration Statement; provided that INFONET
                                                       --------
          will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                    (ix) cooperate with the selling Holders and the prospective underwriters, if any, to facilitate the timely preparation and delivery of certificates representing shares of Stock to be sold and not bearing any restrictive legends; and enable such shares of Stock to be in such denominations and registered in such names as the prospective underwriters may request at least two business days prior to any sale of Stock to the prospective underwriters;

                    (x) use its best efforts to cause the Stock covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the Holders or the prospective underwriters, if any, to consummate the disposition of such Stock;

                    (xi) if any fact contemplated by paragraph (iii)(6) above
                                                     ------------------
          shall exist, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Stock being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                    (xii) cause all Stock covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by INFONET are then listed if requested by the Holders of a majority of the shares of Stock or the prospective underwriters, if any;

                    (xiii) provide a CUSIP number for all shares of Stock, not later than the effective date of the Registration Statement;

                    (xiv) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Stock and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration: (1) make such representations and warranties to the Holders and the prospective underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (2) obtain opinions of counsel to INFONET and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the prospective underwriters, if any, and the Holders holding a majority of the Stock being sold) addressed to each selling Holder and the prospective underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (3) obtain "cold comfort" letters and updates thereof from INFONET's independent certified public accountants, addressed to the selling Holders and the prospective underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 4(g) hereof with
                                                       ------------
          respect to all parties to be indemnified pursuant to said section; and
          (5) INFONET shall deliver such documents and certificates as may be requested by the Holders holding a majority of the Stock being sold and the prospective underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the
          ----------
          underwriting agreement or other agreement entered into by INFONET.
          The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                    (xv) make available for inspection by a representative of the Holders of a majority of the shares of Stock being sold, any prospective underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such selling Holders or underwriter, all financial and other records, pertinent corporate documents and properties of INFONET, and cause INFONET's officers, directors and employees to supply all information reasonably requested by such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided
                                                                     --------
          that any records, information or documents that are designated by INFONET in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order; and

                    (xvi) send appropriate officers, after consultation with the Registering Holders and, in the case of an underwritten offering, the managing underwriters, to attend a reasonable number of "road show" and analyst presentations scheduled in connection with any such registration, with all out-of-pocket costs and expenses incurred by INFONET or such officers in connection with such attendance to be paid by INFONET in accordance with Section 4(d) above.

                    (xvii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the holders of capital stock of INFONET earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (1) commencing at the end of any fiscal quarter in which Stock is sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (2) beginning with the first month of INFONET's first fiscal quarter commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

               (g)  Conditions to Holders' Rights; Indemnification by Holders.
                    ---------------------------------------------------------
     It shall be a condition of each Holder's rights hereunder to have Stock owned by it registered that:

                    (i) such Holder shall cooperate with INFONET by supplying information and executing documents relating to such Holder or the securities of INFONET owned by such Holder in connection with such registration;

                    (ii) such Holder shall enter into such undertakings and take such other action relating to the conduct of the proposed offering which INFONET or the prospective underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of the National Association of Securities Dealers, Inc. or otherwise to effectuate the offering; and

                    (iii) such Holder shall execute and deliver an agreement to indemnify and hold harmless INFONET, each of its directors, each of its officers who has signed the Registration Statement, any underwriter (as defined in the Securities Act), and each person, if any, who controls INFONET or such underwriter within the meaning of the Securities Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which INFONET or any such director, officer, underwriter or controlling person may become subject under the Securities Act or otherwise, in such manner as is customary for registrations of the type then proposed and, in any event, at least equivalent in scope to indemnities given by INFONET in connection with such registration, but only with respect to information furnished by such Holder in writing expressly for use in the Registration Statement or prospectus in connection with such registration.

               (h) Indemnification by INFONET.  In the event of any registration
                   --------------------------
under the Securities Act of any Stock either pursuant to this Section 4, or in
                                                              ---------
connection with the
initial public offering of shares of Class B Stock of INFONET pursuant to the registration statement on Form S-1 initially filed with the Commission on October 12, 1999, INFONET hereby agrees to indemnify and hold harmless each Holder disposing of such Stock in connection with such disposition and any prospective underwriters in connection with an underwritten offering to the extent set forth in the underwriting agreement (into which underwriting agreement INFONET agrees to enter upon customary terms and conditions) against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses as they are incurred) to which such Holder or underwriter may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented) relating to the Stock, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that INFONET shall not be liable to any Holder in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information with respect to any Holder furnished to INFONET by such Holder for use in the preparation thereof. The indemnity agreements contained in this Section 4(h) shall not apply to amounts paid in settlement of claims if such settlement is effectuated without the consent of INFONET (which shall not be unreasonably withheld).

      5.  Future Class A Stockholders.  Each Class A Stockholder agrees that
          ---------------------------
each person who acquires shares of Class A Stock of INFONET during the term of this Agreement, whether such shares are acquired from INFONET or a Class A Stockholder, shall be required to execute a counterpart of this Agreement, and any such transfer of any Class A Stock of INFONET to any person who does not execute a counterpart of this Agreement shall not be effective. Upon executing such counterpart, each such person shall become a "Class A Stockholder" hereunder.

      6.  Assignment of Rights.  Neither this Agreement nor any rights hereunder
          --------------------
may be assigned or transferred, except in conjunction with a transfer of a Class A Stockholder's interest in its shares of Class A Stock of INFONET in accordance with the terms of this Agreement.

      7.  Term; Termination.  Each party to this Agreement (including subsequent
          -----------------
Class A Stockholders) shall remain bound by this Agreement for so long as it owns any shares of Class A Stock of INFONET. This Agreement shall remain in effect for the maximum duration permitted by applicable law and for so long as there is more than one holder of Class A Stock of INFONET.

      8.  Entire Agreement; Amendments and Waivers.  This Agreement constitutes
          ----------------------------------------
the entire agreement among the Class A Stockholders pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto. This Agreement may be amended only in a writing signed by each of the Class A Stockholders and INFONET. No waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      9.  Headings.  The headings of the paragraphs and sections herein are
          --------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      10.  Notices.  Unless otherwise provided herein, any notice, request,
           -------
instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to be given and effective (i) upon delivery if delivered in person or by courier, (ii) when sent by electronic transmission (telegraph, telex, telecopy or facsimile transmission), receipt confirmed, (iii) five days after being sent by airmail, postage prepaid or (iv) when receipt is acknowledged if mailed by certified mail, postage prepaid, return receipt requested, in each case to the address of record for each Class A Stockholder as shown in the records of INFONET.

      11.  Choice of Law.  This Agreement shall be construed, interpreted and
           -------------
the rights of the parties determined in accordance with the laws of the State of Delaware.

      12.  Arbitration.  Any controversy or claim arising out of or relating to
           -----------
this Agreement, or the breach thereof, shall be resolved by final and binding arbitration conducted in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"). Any such arbitration shall be conducted by one
             ---------
neutral arbitrator selected by the parties to such dispute. If such parties cannot agree on an arbitrator within 30 days after any of such parties notifies the other such parties of its election to arbitrate, then within 5 days after such 30-day period, each such party shall select an arbitrator and, within 10 days after such 5-day period, all of such arbitrators shall select one neutral arbitrator. If such arbitrators are not able to so agree on the selection of a neutral arbitrator, then one neutral arbitrator shall be selected in accordance with the AAA Rules. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought.
The fees and expenses of such arbitration shall be shared equally by the parties thereto, provided, that each party thereto shall bear the costs of its own
         --------
lawyers, accountants, experts, etc. Notwithstanding the foregoing, any preliminary legal proceedings (including attachment) may be brought in any court of competent jurisdiction in any jurisdiction in which either party has a legal presence.

      13.  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      14.  Invalidity.  In the event that any one or more of the provisions
           ----------
contained in
this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.



      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

                   INFONET SERVICES CORPORATION, a Delaware corporation


                   By:________________________________________________________
                      Jose A. Collazo
                      Chairman of the Board and President



                   TELEFONICA INTERNATIONAL HOLDING B.V.


                   By:________________________________________________________
                      Name:
                      Title:


                   TELSTRA CORPORATION LIMITED


                   By:________________________________________________________
                      Name:
                      Title:



                   SWISSCOM AG


                   By:________________________________________________________
                      Name:
                      Title:

                   KPN ROYAL DUTCH TELECOM


                   By:________________________________________________________
                      Name:
                      Title:


                   TELIA AB


                   By:________________________________________________________
                      Name:
                      Title:



                   KDD CORPORATION


                   By:________________________________________________________
                      Name:
                      Title: